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                           [Moss Adams LLP letterhead]

Exhibit 16.1
EXHIBIT 16.1 TO FORM 8-K




May 25, 2007

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561


Ladies and Gentlemen:


         We have read Item 4.01 of Form 8-K dated May 25, 2007 of RadNet, Inc. and are in agreement with the statements contained therein as it related to Moss Adams LLP.


                                                     Respectfully,


                                                     /s/ Moss Adams LLP
                                                     ---------------------------
                                                     Los Angeles, California